UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 2/28/2008

Technitrol, Inc.

(Exact Name of registrant as specified in its charter)

PA	001-05375	23-1292472

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1210 Northbrook Dr., Suite 470, Trevose, PA 19053

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (215) 355-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

          As previously reported, Technitrol, Inc. (“Technitrol”), through an indirectly wholly-owned subsidiary, completed its acquisition of Sonion A/S (“Sonion”) on February 28, 2008. On March 5, 2008, Technitrol filed a current report on Form 8-K disclosing the completion of the acquisition. As permitted under Item 9.01 of Form 8-K, the financial statements of Sonion and the pro forma financial information were omitted.

          This Amendment No. 1 to the current report on Form 8-K filed March 5, 2008 is being filed to include the previously omitted financial statements and pro forma financial information.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

          The financial statements of Sonion A/S as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, included in this Current Report on Form 8-K/A have been audited by Deloitte Statsautoriseret Revisionsaktieselskab, independent auditors, as stated in their report appearing in Exhibit 99.1.

(b)	Pro Forma Financial Information.

          The unaudited pro forma financial results for the year ended December 28, 2007 and three months ended March 28, 2008 are attached hereto as Exhibit 99.2. The unaudited pro forma consolidated statements of operations have been prepared by management do not include the realization of cost savings from operational efficiencies, revenue synergies or changes in operating strategies expected to result from the acquisition. Therefore, the pro forma financial information is not necessarily indicative of the operating results that would have been achieved had the acquisition been consummated on December 30, 2006 and should not be construed as a representation of future operating results. Such information should be read in conjunction with the historical financial statements of Technitrol.

(d)	Exhibits.

23.1	Consent of Independent Auditors
99.1	Financial Statements of Business Acquired
99.2	Pro Forma Financial Information

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNITROL, INC.

Date: May 13, 2008	By:	/s/ Edward J. Prajzner

Edward J. Prajzner
Vice President, Corporate Controller and
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

23.1	Consent of Independent Auditors

99.1	Audited financial statements listed in Item 9.01(a) above

99.2	Pro forma financial information listed in Item 9.01(b) above